Exhibit 99.1

For Release:          IMMEDIATELY

Contact:	Patrick M. Ryan, President & CEO	(609) 631-6177
	Stephen F. Carman, VP / Treasurer	(609) 631-6222
	Leonardo G. Zangani / Financial PR	(908) 788-9660

YNB REPORTS RECORD SECOND QUARTER EARNINGS

Hamilton, N.J. – July 20, 2004- Yardville National Bancorp (NASDAQ:YANB), today announced double digit percentage increases in most performance indicators, led by a 24.2 percent increase in its second quarter 2004 net income over the same period in 2003. For the quarter ended June 30, 2004, YNB’s net income was $4.5 million compared with $3.6 million earned in the second quarter of last year. Earnings per share also increased to $0.41 per diluted share, up 20.6 percent over the $0.34 per diluted share reported in the second quarter of 2003.

For the six months ended June 30, 2004, YNB’s net income increased 20.0 percent to $8.3 million from the $6.9 million earned in the same period a year ago. Diluted earnings per share increased 16.7 percent to $0.77 from the $0.66 reported in the prior year’s first half. Increased net interest income and a higher net interest margin resulted in the notable improvement in YNB’s financial performance from the comparable periods, despite an increase in non-interest expense and a higher provision for loan losses.

Total loans showed an impressive increase in the first half of 2004. Strong growth in commercial loans, primarily commercial real estate, resulted in a 22.3 percent rise in total loans to $1.63 billion from $1.33 billion at June 30, 2003. YNB has continued to focus on improving overall loan quality. Nonperforming assets decreased from the first quarter of 2004, dropping to $11.8 million at June 30, 2004 from $13.3 million at March 31, 2004, while nonperforming assets as a percent of total assets decreased to 0.45 percent at June 30, 2004, compared to 0.52 percent at March 31, 2004. At June 30, 2004, YNB’s allowance for loan losses was $18.5 million, or 1.14 percent of total loans, covering 156.8 percent of total nonperforming loans. In the first half of 2004, YNB provided $4.4 million for possible loan losses, primarily due to an increased level of net loan charge offs and the strong loan growth experienced.

“Commercial loan growth in the first six months of 2004 was significant,” said YNB Chief Executive Officer and President Patrick M. Ryan. “Our larger core deposit base, led by our very successful Simply Better CheckingSM product, enabled us to support our lending growth at a lower cost. This, in turn, should further improve our net interest margin as we go forward, an essential element for YNB’s future success,” Mr. Ryan noted.

For the six months ended June 30, 2004, YNB’s net interest margin continued to advance to 2.72 percent, a major improvement over the margin of 2.34 percent a year ago. The combination of continued commercial loan growth and higher levels of lower cost deposits is expected to push the net interest margin higher in the second half of 2004.

YNB also experienced solid deposit growth, as deposits rose 19.9 percent to $1.69 billion at June 30, 2004 from $1.41 billion at the same date in 2003. YNB’s aggressive consumer deposit campaign made a major contribution to this growth, as YNB’s popular Simply Better Checking product brought in $83.5 million in account balances in the first half of 2004.

New branch offices also have a role to play in the company’s profitability. YNB already has filed an application for a new branch at Pennington Pointe West, in Northern Mercer County. Subject to regulatory approval, it is anticipated that the branch will be ready to open in the first quarter of 2005. Plans are also on the drawing board for 2005 for branches in West Windsor, New Jersey in Mercer County; Readington, New Jersey in Hunterdon County; and in Morrisville, Pennsylvania in Bucks County.

“By following our retail strategy and bringing our products and services to a larger audience, we can further enhance shareholder value,” Mr. Ryan concluded.

YNB’s Executive Vice President and Chief Financial Officer provided further guidance on the company’s second half prospects. “The ongoing growth of net interest income and our net interest margin are critical in meeting our financial goals for 2004,” Stephen F. Carman noted. “Based on current or projected higher interest rates in the second half of the year, we are well-positioned, should credit quality continue to improve, to achieve net interest margin and net income goals for 2004,” he concluded.

YNB’s capital structure to support future growth remains solid, as the company recently completed the private sale of $15.0 million in floating rate trust preferred securities. At June 30, 2004, YNB’s Tier 1 and risk-based capital ratios exceeded those required by regulatory guidelines to be considered well-capitalized. Shareholders were also well-rewarded, as YNB paid a cash dividend for the 42nd consecutive quarter.

As of June 30, 2004, YNB had $2.66 billion in assets, with twenty-two branches serving individuals and businesses in Mercer, Hunterdon, Somerset, Burlington and Middlesex Counties in New Jersey, and Bucks County, Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

Yardville National Bancorp

Summary of Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2004	2003	2004	2003
Stock Information:
Weighted average shares outstanding:
Basic	10,444	10,395	10,435	10,396
Diluted	10,803	10,614	10,799	10,590
Shares outstanding end of period	10,478	10,416
Earnings per share:
Basic	$0.43	$0.35	$0.80	$0.67
Diluted	0.41	0.34	0.77	0.66
Dividends paid per share	0.115	0.115	0.23	0.23
Book value per share	13.48	14.28
Tangible book value per share	13.29	14.28
Closing price per share	24.95	19.52
Closing price to tangible book value	187.74%	136.69%
Key Ratios:
Return on average assets	0.68%	0.62%	0.65%	0.61%
Return on average stockholders’ equity	12.48	9.73	11.46	9.46
Net interest margin (tax equivalent)	2.76	2.37	2.72	2.34
Equity-to-assets at period end	5.30	6.30
Tier 1 leverage ratio (1)	7.83	7.75
Asset Quality Data:
Net loan charge-offs	$1,593	$303	$3,176	$1,163
Nonperforming assets as a percentage of total assets	0.45%	0.38%
Allowance for loan losses at period end as a percent of:
Total loans	1.14	1.31
Nonperforming loans	156.81	238.59
Nonperforming assets at period end:
Nonperforming loans	$11,826	$7,338
Other real estate	—	1,651

Total nonperforming assets	$11,826	$8,989

(1)	Tier 1 leverage ratio is Tier 1 capital to adjusted average assets

Yardville National Bancorp and Subsidiaries

Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share amounts)	2004	2003	2004	2003
INTEREST INCOME:
Interest and fees on loans	$24,149	$20,910	$47,248	$40,964
Interest on deposits with banks	59	17	110	24
Interest on securities available for sale	8,631	8,218	16,796	17,051
Interest on investment securities:
Taxable	32	39	75	97
Exempt from Federal income tax	786	698	1,564	1,329
Interest on Federal funds sold	44	165	126	376

Total Interest Income	33,701	30,047	65,919	59,841

INTEREST EXPENSE:
Interest on savings account deposits	2,984	2,829	5,552	5,469
Interest on certificates of deposit of $100,000 or more	983	1,039	1,957	2,097
Interest on other time deposits	3,047	3,738	6,293	7,591
Interest on borrowed funds	8,879	8,897	17,753	17,931
Interest on subordinated debentures	840	712	1,650	1,592

Total Interest Expense	16,733	17,215	33,205	34,680

Net Interest Income	16,968	12,832	32,714	25,161
Less provision for loan losses	1,975	1,250	4,425	1,850

Net Interest Income After Provision for Loan Losses	14,993	11,582	28,289	23,311

NON-INTEREST INCOME:
Service charges on deposit accounts	787	572	1,650	1,119
Securities gains, net	—	539	586	690
Income on bank owned life insurance	491	522	977	1,031
Other non-interest income	438	905	877	1,270

Total Non-Interest Income	1,716	2,538	4,090	4,110

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,643	5,227	11,475	10,244
Occupancy expense, net	1,077	935	2,167	1,961
Equipment expense	816	737	1,610	1,427
Other non-interest expense	3,047	2,267	5,618	4,181

Total Non-Interest Expense	10,583	9,166	20,870	17,813

Income before income tax expense	6,126	4,954	11,509	9,608
Income tax expense	1,664	1,362	3,169	2,660

Net Income	$4,462	$3,592	$8,340	$6,948

EARNINGS PER SHARE:
Basic	$0.43	$0.35	$0.80	$0.67
Diluted	0.41	0.34	0.77	0.66

Weighted average shares outstanding:
Basic	10,444	10,395	10,435	10,396
Diluted	10,803	10,614	10,799	10,590

Yardville National Bancorp and Subsidiaries

Consolidated Statements of Condition
(Unaudited)

	June 30,		Dec. 31,
(in thousands)	2004	2003	2003
Assets:
Cash and due from banks	$32,629	$30,781	$25,785
Federal funds sold	20,845	31,125	7,370

Cash and Cash Equivalents	53,474	61,906	33,155

Interest bearing deposits with banks	14,798	25,782	20,552
Securities available for sale	817,406	807,692	798,007
Investment securities	69,876	63,796	68,686
Loans	1,628,576	1,332,007	1,443,355
Less: Allowance for loan losses	(18,544)	(17,508)	(17,295)

Loans, net	1,610,032	1,314,499	1,426,060
Bank premises and equipment, net	10,898	11,961	12,307
Other real estate	—	1,651	—
Bank owned life insurance	43,768	41,843	42,816
Other assets	37,152	24,951	29,610

Total Assets	$2,657,404	$2,354,081	$2,431,193

Liabilities and Stockholders’ Equity:
Deposits
Non-interest bearing	$199,485	$144,251	$163,812
Interest bearing	1,493,903	1,268,001	1,319,997

Total Deposits	1,693,388	1,412,252	1,483,809

Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	726,000	726,000	726,000
Obligation for Employee Stock Ownership Plan (ESOP)	566	955	755
Other	369	1,033	1,325

Total Borrowed Funds	736,935	737,988	738,080

Subordinated debentures	62,892	37,118	47,428
Other liabilities	23,247	18,515	18,319

Total Liabilities	$2,516,462	$2,205,873	$2,287,636

Stockholders’ equity:
Common stock: no par value	90,831	89,550	90,079
Surplus	2,205	2,205	2,205
Undivided profits	62,088	55,189	56,152
Treasury stock, at cost	(3,160)	(3,154)	(3,160)
Unallocated ESOP shares	(566)	(955)	(755)
Accumulated other comprehensive (loss) income	(10,456)	5,373	(964)

Total Stockholders’ Equity	140,942	148,208	143,557

Total Liabilities and Stockholders’ Equity	$2,657,404	$2,354,081	$2,431,193

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	June 30, 2004			June 30, 2003
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$25,230	$59	0.94%	$5,440	$17	1.25%
Federal funds sold	18,146	44	0.97	56,975	165	1.16
Securities	879,623	9,449	4.30	883,593	8,955	4.05
Loans (1)	1,594,495	24,149	6.06	1,278,949	20,910	6.54

Total interest earning assets	$2,517,494	$33,701	5.35%	$2,224,957	$30,047	5.40%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$28,847			$24,990
Allowance for loan losses	(18,488)			(16,871)
Premises and equipment, net	11,244			12,189
Other assets	78,071			65,421

Total non-interest earning assets	99,674			85,729

Total assets	$2,617,168			$2,310,686

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$870,158	$2,984	1.37%	$635,619	$2,829	1.78%
Certificates of deposit of $100,000 or more	157,867	983	2.49	139,178	1,039	2.99
Other time deposits	453,126	3,047	2.69	463,099	3,738	3.23

Total interest bearing deposits	1,481,151	7,014	1.89	1,237,896	7,606	2.46
Borrowed funds	737,275	8,879	4.82	739,026	8,897	4.82
Subordinated debentures	49,662	840	6.77	37,118	712	7.67

Total interest bearing liabilities	$2,268,088	$16,733	2.95%	$2,014,040	$17,215	3.42%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$182,637			$131,603
Other liabilities	23,387			17,377
Stockholders’ equity	143,056			147,666

Total non-interest bearing liabilities and stockholders’ equity	$349,080			$296,646

Total liabilities and stockholders’ equity	$2,617,168			$2,310,686

Interest rate spread (2)			2.40%			1.98%

Net interest income and margin (3)		$16,968	2.70%		$12,832	2.31%

Net interest income and margin (tax equivalent basis)(4)		$17,360	2.76%		$13,196	2.37%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% in 2004 and 34% in 2003 and has the effect of increasing interest income by $392,000 and $364,000 for the three month periods ended June 30, 2004 and 2003, respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2004			June 30, 2003
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$22,772	$110	0.97%	$3,417	$24	1.40%
Federal funds sold	25,814	126	0.98	65,788	376	1.14
Securities	863,642	18,435	4.27	892,765	18,477	4.14
Loans (1)	1,548,310	47,248	6.10	1,247,927	40,964	6.57

Total interest earning assets	$2,460,538	$65,919	5.36%	$2,209,897	$59,841	5.42%

NON-INTEREST EARNING ASSETS:
Cash and due from banks	$27,582			$24,290
Allowance for loan losses	(18,072)			(16,676)
Premises and equipment, net	11,747			12,171
Other assets	73,190			63,751

Total non-interest earning assets	94,447			83,536

Total assets	$2,554,985			$2,293,433

INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$821,177	$5,552	1.35%	$603,623	$5,469	1.81%
Certificates of deposit of $100,000 or more	154,604	1,957	2.53	138,418	2,097	3.03
Other time deposits	453,925	6,293	2.77	464,527	7,591	3.27

Total interest bearing deposits	1,429,706	13,802	1.93	1.206,568	15,157	2.51
Borrowed funds	737,450	17,753	4.81	748,132	17,931	4.79
Subordinated debentures	48,545	1,650	6.80	38,288	1,592	8.32

Total interest bearing liabilities	$2,215,701	$33,205	3.00%	$1,992,988	$34,680	3.48%

NON-INTEREST BEARING LIABILITIES:
Demand deposits	$172,851			$125,973
Other liabilities	20,890			27,509
Stockholders’ equity	145,543			146,963

Total non-interest bearing liabilities and stockholders’ equity	$339,284			$300,445

Total liabilities and stockholders’ equity	$2,554,985			$2,293,433

Interest rate spread (2)			2.36%			1.94%

Net interest income and margin (3)		$32,714	2.66%		$25,161	2.28%

Net interest income and margin (tax equivalent basis)(4)		$33,516	2.72%		$25,861	2.34%

(1)	Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.

(2)	The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.

(3)	The net interest margin is equal to net interest income divided by average interest earning assets.

(4)	In order to present pre-tax income and resultant yields on tax exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% in 2004 and 34% in 2003 and has the the effect of increasing interest income by $802,000 and $700,000 for the six month periods ended June 30, 2004 and 2003, respectively.